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As Filed with the Securities and Exchange Commission on October 29, 2001

Registration No. 33-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

TCF FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	41-1591444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 LAKE STREET EAST, MAILCODE EX0-03-A, WAYZATA, MN 55391-1693
(Address of principal executive offices, including Zip Code)

TCF EMPLOYEES
STOCK PURCHASE PLAN (f/k/a TCF EMPLOYEES STOCK OWNERSHIP PLAN – 401(k)) AND
SUPPLEMENTAL EMPLOYEES RETIREMENT PLAN ("SERP")
(Full Title of Plan)

DIANE O. STOCKMAN
GENERAL COUNSEL FOR CORPORATE AFFAIRS
TCF FINANCIAL CORPORATION
200 LAKE STREET EAST, MAILCODE EX0-03-A
WAYZATA, MN 55391-1693
(Name and address of agent for service)

(952) 475-7054
(Telephone number, including area code, or agent for service)

Approximate date of commencement of proposed sale:
 FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Common stock, $.01 par value(1)	750,000 shares(2)	$40.79(3)	$30,592,500(3)	$7,648.13

(1)
Includes Preferred Share Purchase Rights to purchase Series A Junior Participating Preferred Stock that currently are not separable from the common stock and are not exercisable.

(2)
The number of shares registered represents the number of additional shares estimated to be used for the plan over the next three years. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(3)
Pursuant to Rule 457(c), the per share price is estimated, solely for the purpose of determining the registration fee, based upon the average of the high and low prices for such TCF common stock, par value $.01, reported on the New York Stock Exchange on October 22, 2001.

STATEMENT OF INCORPORATION

    Pursuant to Instruction E, the contents of Registration No. 33-14203 filed on November 27, 1987, Registration No. 33-43030 filed on September 30, 1991 and Registration No. 33-57633, filed on February 8, 1995, for the TCF Employees Stock Purchase Plan (f/k/a TCF Employees Stock Ownership Plan 401-(k)) are hereby incorporated by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5. Interests of Named Experts and Counsel.

    Diane O. Stockman, General Counsel for Corporate Affairs of the Company, who has passed upon the legality of the securities offered hereby, is eligible for participation in both of the plans.

EXHIBITS

Exhibit Number	Description	Page
4(d)	TCF Employees Stock Purchase Plan as amended and restated on April 30, 2001; Amendment to TCF Employees Stock Purchase Plan adopted July 24, 2001; and Amendment to TCF Employees Stock Purchase Plan adopted October 22, 2001	A-1
5	Opinion of Diane O. Stockman, General Counsel for Corporate Affairs of TCF Financial Corporation as to the legality of TCF Common Stock	2
23	Consent of KPMG LLP	3
24	Power of Attorney	4

SIGNATURES

    The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayzata, State of Minnesota on October 22, 2001.

TCF FINANCIAL CORPORATION
By:	/s/ WILLIAM A. COOPER William A. Cooper Chairman of the Board and Chief Executive Officer
By:	/s/ NEIL W. BROWN Neil W. Brown Chief Financial Officer, Treasurer and Executive Vice President (Chief Financial Officer)

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

* Thomas A. Cusick, Vice Chairman of the Board, Chief Operating Officer and Director
* Lynn A. Nagorske, President and Director
* William F. Bieber, Director	* Rodney P. Burwell, Director
* John M. Eggemeyer III, Director	* Robert E. Evans, Director
* Luella G. Goldberg, Director	* George G. Johnson, Director
* Thomas J. McGough, Director	* Richard F. McNamara, Director
* Gerald A. Schwalbach, Director	* Ralph Strangis, Director
* /s/ GREGORY J. PULLES Gregory J. Pulles, Attorney-in-fact pursuant to Power of Attorney attached as Exhibit 24.	June 11, 2001 Date

    Pursuant to the requirements of the Securities Act of 1933, the Company (which administers the plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned,

thereunto duly authorized, in the City of Wayzata, State of Minnesota on the 26th day of October, 2001.

TCF Employee Stock Purchase Plan
By:	/s/ DAVID M. STAUTZ David M. Stautz, Senior Vice President and Controller of TCF Financial Corporation

    Pursuant to the requirements of the Securities Act of 1933, the Company (which administers the plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayzata, State of Minnesota on the 26th day of October, 2001.

Supplemental Employee Retirement Plan
By:	/s/ DAVID M. STAUTZ David M. Stautz, Senior Vice President and Controller of TCF Financial Corporation

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

INDEX TO EXHIBITS
FOR FORM S-8

Exhibit Number	Description	Sequentially Numbered Page
4(d)	TCF Employees Stock Purchase Plan as amended and restated on April 30, 2001; Amendment to TCF Employees Stock Purchase Plan adopted July 24, 2001; and Amendment to TCF Employees Stock Purchase Plan adopted October 22, 2001	A-1
5	Opinion of Diane O. Stockman, General Counsel for Corporate Affairs of TCF Financial Corporation as to the legality of TCF Common Stock	2
23	Consent of KPMG LLP	3
24	Power of Attorney	4

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STATEMENT OF INCORPORATION
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
TCF FINANCIAL CORPORATION AND SUBSIDIARIES INDEX TO EXHIBITS FOR FORM S-8